Exhibit 10.1

Perspecta Inc. Employee Stock Purchase Plan

PERSPECTA INC.
EMPLOYEE STOCK PURCHASE PLAN

1Purpose
The purpose of the Plan is to provide Eligible Employees of Perspecta and each of its Designated Subsidiaries with the opportunity to purchase Stock in Perspecta through payroll deduction, thereby encouraging employees to share in the economic growth and success of the company through Stock ownership. Perspecta intends that the Plan constitute an “employee stock purchase plan” within the meaning of section 423 of the Code and, further, intends that any ambiguity in the Plan or any related Offering be resolved to effect such intent.
2Effective Date
This Plan shall become effective on August 5, 2020, subject to approval by Perspecta’s shareholders.
3Definitions
3.1“Account” shall mean the separate bookkeeping account which shall be established and maintained by the Administrator for each Participant for each Offering Period to record the Contributions made on his or her behalf to purchase Stock under the Plan
3.2“Administrator” shall mean the Human Resources and Compensation Committee of the Board of Directors of Perspecta or a duly-authorized delegate.

3.3“Beneficiary” shall mean the one or more persons designated by the Participant in accordance with the procedures established by the Administrator who is entitled to receive a distribution from the Participant’s Account and/or act on behalf of the Participant pursuant to section 12.

3.4“Board” shall mean the Board of Directors of Perspecta.
3.5“Change in Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from Perspecta) of any voting securities of Perspecta (the “Voting Securities”) by any “person or group” (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of Perspecta, immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 of the Exchange Act) of more than fifty percent (50%) of the combined voting power of Perspecta’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving Perspecta, unless (A) the shareholders of Perspecta immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the entity resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, and (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of Perspecta immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of Perspecta.
3.6“Code” shall mean the Internal Revenue Code of 1986, as amended.
3.7“Contributions” shall mean the payroll deductions that a Participant contributes to fund the exercise of an Option pursuant to the Offering. Contributions made in currencies other than U.S. dollars will be converted into U.S. dollars at the then existing exchange rate as determined by the Administrator.

3.8“Designated Subsidiary” shall mean a Subsidiary that the Administrator has designated as eligible to participate in the Plan. Unless otherwise determined by the Administrator with respect to a particular Offering, each U.S. Subsidiary of Perspecta which is a corporation for U.S. tax purposes shall be a Designated Subsidiary.
3.9“Eligible Employee” shall mean each regular full-time and part-time employee of Perspecta or a Designated Subsidiary, excluding any individual who is classified as an independent contractor in Perspecta’s or a Designated Subsidiary’s regular payroll system. Eligible Employee shall exclude any employee who (i) would own (immediately after the grant of an Option under the Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Perspecta or any of its Subsidiaries based on the rules set forth in section 423(b)(3) and section 424 of the Code, (ii) is customarily employed (within the meaning of Code section 423(b)(4)(B)) 20 hours or less per week (or such lesser period of time as may be determined by the Administrator), or (iii) is customarily employed (within the meaning of Code section 423(b)(4)(C)) for not more than 5 months in any calendar year (or such lesser period of time as may be determined by the Administrator). In addition, with respect to any Offering, the Administrator may, prior to an Enrollment Period for an Offering under the Plan and in an identical manner to all employees of every corporation whose employees are granted Options under the Offering, determine that the Eligible Employees with respect to such Offering will not include –
a.an employee who has been employed less than 2 years (within the meaning of the Code section 423(b)(4)(A)) (or such lesser period of time as may be determined by the Administrator);
b.an employee who is a highly-compensated employee within the meaning of Code section 414(q) with compensation above a certain level, and/or is an officer or subject to disclosure requirements of section 16(a) of the Exchange Act, or some other sub-category of highly compensated employees above a designated grade level; and
c.an employee who is a citizen or resident of a foreign jurisdiction if the grant of an Option under the Plan or Offering to such person is prohibited under the laws of such foreign jurisdiction or if compliance with the laws would cause the Plan or Offering to violate the requirements of Code section 423.
3.10“Enrollment Period” shall mean a period preceding an Offering Period during which Eligible Employees may elect to participate in the Plan for such Offering Period. The Administrator shall establish the timing and duration of each Enrollment Period.
3.11“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
3.12“Fair Market Value” as of any date shall mean the closing sales price for a share of Stock as reported on the New York Stock Exchange on such date; provided, if any given day for which the Fair Market Value of a share of Stock is to be determined is not a business day, the Fair Market Value shall be deemed to be the closing sales price for a share of Stock on the most recent business day before such day.
3.13“Offering” shall mean an offer under the Plan to purchase shares of Stock on a Purchase Date.
3.14“Offering Period” shall mean a period established by the Administrator during which Contributions shall be made pursuant to an Offering under the Plan. Unless otherwise provided by the Administrator with respect to an Offering, Offering Periods shall run in consecutive, non-overlapping cycles, with the first Offering Period beginning on or after October 1, 2020 and ending on or after December 31, 2020. In addition, unless otherwise provided by the Administrator with respect to an Offering, if the first day of an Offering Period is not a business day, then the Offering Period shall begin on the next following business day; and if the last day of an Offering Period is not a business day, then the Offering Period shall end on the most recent business day before such day. In no event shall any Offering Period be shorter than three (3) months or longer than twenty-seven (27) months.
3.15“Option” shall mean a Participant’s right to purchase shares of Stock in an Offering under the Plan, in accordance with and subject to the terms of such Offering.
3.16“Participant” shall mean, for each Offering, an Eligible Employee who has satisfied the requirements set forth in section 7 to participate in such Offering.

3.17“Participating Employer” shall mean, for each Participant as of any date, Perspecta or a Designated Subsidiary, whichever employs such Participant as of such date.
3.18“Payroll Deduction Authorization” shall mean the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete and timely file with the Administrator to participate in the Plan for the related Offering Period. The Administrator shall establish rules and procedures relating to how Eligible Employees may submit Payroll Deduction Authorizations (which may include online or electronic enrollment) and the times during which Payroll Deduction Authorizations must be submitted.
3.19“Perspecta” shall mean Perspecta Inc., a Nevada corporation.
3.20“Plan” shall mean this Perspecta Inc. Employee Stock Purchase Plan as set forth herein and as hereafter amended from time to time.
3.21“Purchase Date” shall mean, for each Offering Period, the last business day of such Offering Period.
3.22 “Purchase Price” shall mean the price at which shares of Stock shall be purchased in an Offering, which shall be ninety-five percent (95%) of the Fair Market Value of a share of Stock on the Purchase Date. The Administrator may adjust the Purchase Price in its sole discretion with respect to an Offering; provided that the Purchase Price shall not be less than the lower of (a) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the first day of the Offering Period or (b) eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date.
3.23“Stock” shall mean the Common Stock of Perspecta, no par value.
3.24“Subsidiary” shall mean a subsidiary corporation of Perspecta as defined under Code section 424(f).
4Offerings
Offerings to purchase shares of Stock shall be made to Eligible Employees in accordance with the Plan from time to time at the discretion of the Administrator. The Administrator will determine the terms of each Offering, which will be set forth in writing (or electronic form), provided that all employees granted Options shall have the same rights and privileges in accordance with the requirements of section 423(b)(5) of the Code. For each Offering, Options will be granted to all Eligible Employees of any corporation whose employees are granted any of such Options by reason of their employment by that corporation in such Offering. For any Offering for which the Purchase Price is determined using a “lookback” feature (i.e., that calculates the Purchase Price based on the lower of the Fair Market Value of a share of Stock at the start or the end of such Offering Period), the maximum number of shares of Stock that may be purchased by any Participant in such Offering shall be 1,000 shares.
5Shares Available Under the Plan
Subject to adjustment as provided in section 14, a maximum 5,000,000 shares of Stock shall be reserved for purchase upon the exercise of Options granted under section 9 of the Plan. Any shares of Stock which are subject to Options granted as of the first day of an Offering Period but which are not purchased on the related Purchase Date shall again become available under the Plan. Shares purchased under the Plan will be, at Perspecta’s discretion, either newly issued shares, shares already owned by Perspecta (treasury stock), or shares purchased for Participants in the open market, or any combination of the foregoing.
6Administration
The Administrator shall be responsible for the administration of the Plan and shall have the power in connection with such administration to interpret the Plan, to establish rules and procedures it deems appropriate to administer the Plan, and to take such other action in connection with such administration as it deems necessary or equitable under the circumstances. The Administrator also shall have the power to delegate the duty to perform such administrative functions as the Administrator deems appropriate under the circumstances and any action taken in accordance with such delegation shall be considered the action of the Administrator. Any person or management committee to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under the Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under the Plan based on the rights, if any, of any such Eligible Employee or Participant under the Plan.
7Participation
a.An Eligible Employee may become a Participant in the Plan by submitting a properly completed Payroll Deduction Authorization to the Administrator on or before the last day of the Enrollment Period for an Offering. Unless otherwise provided by the Administrator, only employees who are Eligible Employees on the first day of an Enrollment Period, and whose employment as an Eligible Employee continues until the start of the related Offering, may participate in the Offering. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between Perspecta and any Designated Subsidiary which is participating in the Offering or between one Designated Subsidiary participating in the Offering and another Designated Subsidiary participating in the same Offering.
b.A Payroll Deduction Authorization shall require an Eligible Employee to provide such information and to take such action as the Administrator in its discretion deems necessary or helpful to the orderly administration of the Plan, including specifying (in accordance with section 8) his or her Contributions to purchase shares of Stock pursuant to the Offering. Unless a Participant files a new Payroll Deduction Authorization during a subsequent Enrollment Period, stops (or otherwise modifies) his or her Contributions in accordance with section 8(b), or terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, he or she will remain a Participant and his or her Payroll Deduction Authorization will continue in effect at the same Contribution rate for future Offering Periods under the Plan as long as the Plan remains in effect. The Administrator may establish procedures (applied on a uniform and nondiscriminatory basis) for enrolling newly hired Eligible Employees or employees who otherwise become Eligible Employees during an Enrollment Period (before the start of the related Offering Period). Otherwise, an Eligible Employee who is hired or who otherwise becomes eligible after the start of an Enrollment Period for an Offering must wait until the Enrollment Period for the next Offering to enroll.
8Contributions
a.Payroll Deduction Authorization. Each Payroll Deduction Authorization made under section 7 shall specify the Participant’s Contributions for the Offering, which shall be a whole-number percentage of compensation (unless the Administrator determines that Contributions may be designated as a specific dollar amount) which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (as such pay period is determined in accordance with his or her Participating Employer’s standard payroll policies and practices) during the Offering Period for which such Payroll Deduction Authorization is in effect. For each Offering, the Administrator shall establish the definition of eligible “compensation” from which a Participant’s Contributions will be taken, which for any Offering will be applicable to all Participants in the Offering on an identical basis. The Administrator shall determine the elements of pay to be included in compensation for purposes of an Offering in compliance with Code section 423 and may change the definition on a prospective basis (provided it shall apply to Participants on an identical basis). Unless otherwise provided by the Administrator with respect to an Offering, eligible “compensation” for purposes of each Offering under the Plan will consist of base salary or base pay and overtime. In addition, for any Offering, the Administrator may establish uniform rules regarding (i) required minimum Contribution levels and (ii) limitations on the dollar amounts (or percentages of compensation) that may be contributed, provided that all such limitations shall satisfy the requirements of Code section 423(b)(5) with respect to any Offering. Unless otherwise provided by the Administrator with respect to an Offering, the maximum percentage of compensation that a Participant may elect to contribute for any Offering shall equal fifteen percent (15%) of the Participant’s eligible compensation per payroll period.
b.Modifications. Unless otherwise provided by the Administrator with respect to an Offering, a Participant shall have the one-time right to amend his or her Payroll Deduction Authorization after the end of an Enrollment Period to stop the Contributions which he or she previously had authorized for an Offering Period, in which case the accumulated Contributions through the date of such adjustment shall not be distributed to the Participant but instead shall be used to purchase shares of Stock at the end of the Offering Period in accordance with the terms of the Offering. Any such adjustment to a Participant’s Contributions shall be effective as soon as administratively practicable after the Administrator receives the amended Payroll Deduction Authorization. No payroll deduction Contributions will be taken for future Offering Periods unless the Participant submits a new Payroll Deduction Authorization during a subsequent Enrollment Period in accordance with section 7. Unless otherwise provided for by the Administrator with respect to an Offering, a Participant shall not otherwise have the right to increase or decrease the Contributions which he or she previously had authorized for an Offering Period after the end of the Enrollment Period for such Offering Period. The Administrator may establish procedures and deadlines by which Participants must make such amendments to a Payroll Deduction Authorization.
c.Account Credits, General Assets and Taxes. All Contributions made for a Participant shall be credited to his or her Account as of the payday as of which the Contribution is made. All Contributions shall be held by Perspecta, by Perspecta’s agent or by one, or more than one, Designated Subsidiary (as determined by the Administrator) as part of the general assets of Perspecta or any such Designated Subsidiary, and each Participant’s right to the Contributions credited to his or her Account shall be those of a general and unsecured creditor. No interest or earnings shall be credited to a Participant’s Account. All Contributions shall be taken on an after-tax basis.
9Granting of Option
a.General Rule. Subject to the remaining provisions of this section 9, each person who is a Participant for an Offering Period automatically shall be deemed to have been granted an Option to purchase the number of whole shares of Stock as may be purchased with the Contributions credited to the Participant’s Account during the applicable Offering Period, subject to the limit in Section 4, if applicable, and the Statutory Limit (as defined in Section 9(c) below). No fractional shares of Stock will be purchased; unless otherwise provided by the Administrator, any Contributions accumulated in a Participant’s Account which are not sufficient to purchase a full share of Stock will be retained in the Participant’s Account for the subsequent Offering, subject to earlier withdrawal in accordance with section 12. Contributions accumulated in a Participant’s Account (other than amounts representing fractional shares) which, for any reason, are not used to purchase shares of Stock will be returned to the Participant in cash (without interest and at the currency exchange rate determined by the Administrator for Contributions made in currencies other than U.S. dollars) and shall not be carried over to the next Offering.
b.Option Terms. Each such Option shall be exercisable only in accordance with the terms of the Plan and the applicable Offering pursuant to which the Option has been granted.
c.Statutory Limitation. No Option granted under the Plan to any Eligible Employee shall permit his or her rights to purchase shares of Stock under the Plan or under any other “employee stock purchase plan” (within the meaning of section 423 of the Code) of Perspecta or any of its Subsidiaries (within the meaning of section 424(f) of the Code) to accrue (within the meaning of section 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such Stock for any calendar year (the “Statutory Limit”). Such Fair Market Value shall be determined as of the first day of the Offering Period for which the Option is granted.
d.Insufficient Available Shares. If the number of shares of Stock available for purchase for any Offering Period is insufficient to cover the number of whole shares which Participants have elected to purchase, then each Participant’s Option to purchase shares of Stock for such Offering Period shall be reduced to the number of whole shares of Stock which the Administrator shall determine by multiplying the number of shares of Stock available for Options for such Offering Period by a fraction, the numerator of which shall be the number of shares of Stock for which such Participant would have been granted an Option under section 9(a) if sufficient shares were available and the denominator of which shall be the total number of shares of Stock for which Options would have been granted to all Participants under section 9(a) if sufficient shares were available.
10Exercise of Option
Unless a Participant terminates employment or otherwise ceases to be an Eligible Employee pursuant to section 12, in each case on or before the Purchase Date for an Offering Period for which he or she has made Contributions, his or her Option shall be exercised automatically on such Purchase Date for the purchase of as many whole shares of Stock as the balance credited to his or her Account as of that date will purchase at the Purchase Price for such shares of Stock.
11Delivery of Shares; Holding Period
Whole shares of Stock purchased upon the exercise of an Option under the Plan may be registered in book entry form or represented in certificate form and shall be held for the Participant in an investment account maintained by the Plan’s third-party custodian. The shares of Stock in a Participant’s investment account shall be registered in the Participant’s name (or, to the extent permitted under procedures established by the third-party custodian, jointly in the names of the Participant and the Participant’s spouse or beneficiary). No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an Option until such Option has been exercised and the related shares of Stock have been registered in the Participant’s investment account. The Administrator may impose restrictions on the sale or transfer of shares held in a Participant’s investment account, in accordance with Code section 423, with respect to any shares of Stock purchased under the Plan if the purchase discount exceeds 5% and/or the Purchase Price has a lookback feature.
In addition, unless otherwise provided by the Administrator, no shares of Stock purchased in any Offering under the Plan may be transferred out of the Participant’s Plan investment account to any other brokerage account designated by the Participant for two (2) years after the start of the Offering Period during which such shares were purchased; provided that the Participant may still direct the sale of any shares of Stock in his or her Plan investment account during this two-year period, as long as any otherwise applicable restrictions with respect to such shares have elapsed. Any fees associated with the sale or transfer of any shares of Stock shall be borne by the Participant.
12Termination of Employment or Other Service; Death
If a Participant’s employment with Perspecta or with a Designated Subsidiary terminates before the Purchase Date for an Offering Period for any reason whatsoever (including death but in such case only if the Administrator has timely notice of such death), then his or her Account shall be distributed to the Participant or (in the case of the Participant’s death) to the Beneficiary or estate if no Beneficiary is selected in cash (without interest and at the currency exchange rate determined by the Administrator for Contributions made in currencies other than U.S. dollars) as soon as administratively practicable after the date his or her employment terminates. If a Participant otherwise ceases to be an Eligible Employee with respect to an Offering on or before the Purchase Date with respect to such Offering, the Participant’s aggregate Contributions for such Offering shall be distributed to the Participant in cash (without interest and at the currency exchange rate determined by the Administrator for Contributions made in currencies other than U.S. dollars) as soon as administratively practicable after the date he or she ceases to be eligible. Payment shall occur as soon as administratively practicable (and in any event by no later than March 15th of the year following the year in which the applicable Offering Period ends). However, if a Participant is transferred directly between Perspecta and a Designated Subsidiary participating in an Offering or between one Designated Subsidiary participating in an Offering and another Designated Subsidiary participating in the same Offering, his or her employment shall not be treated as having terminated merely because of such transfer. In the case of a leave of absence, the Administrator shall have the authority to determine if and when a Participant’s employment has terminated in its sole discretion.
13Transferability
Neither the balance credited to a Participant’s Account nor any rights to the exercise of an Option or to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Administrator in its absolute discretion may treat any such action as an election by a Participant to cease future Contributions in accordance with section 8(b).
14Adjustment
The number of shares of Stock covered by outstanding Options granted pursuant to the Plan, the related Purchase Price, the number of shares of Stock available under the Plan, the maximum limitation on shares purchasable during an Offering Period, and any other similar terms shall be adjusted by the Board in an equitable manner to reflect any Stock split, Stock dividend or other similar change in the capitalization of Perspecta without the receipt of consideration by Perspecta. An adjustment made under this section 14 by the Board shall be conclusive and binding on all affected persons.
15Amendment or Termination
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of Perspecta’s shareholders to the extent such approval is required under section 423 of the Code, other applicable law or stock exchange listing requirements. The Board also may terminate the Plan or any Offering made under the Plan at any time.

16Change in Control
In the event of a Change in Control, (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Options or may substitute similar options for outstanding Options, or (ii) otherwise, all outstanding Options under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control by causing all amounts credited to each Participant’s Account to be applied to purchase as many shares of Stock pursuant to the Participant’s Option as possible at the Purchase Price, subject to the limitations set forth in the Plan. The Administrator shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their Contributions and receive a cash distribution of their Accounts prior to the effective date of such Change in Control.

17 Acquisitions and Dispositions
The Administrator may, in its sole and absolute discretion, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of a controlling interest in another company or business by a stock acquisition, merger, reorganization or purchase of assets and, notwithstanding anything in the Plan to the contrary, may provide for special Purchase Dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of Perspecta, which Offering Periods and Purchase Dates granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Administrator considers appropriate under the circumstances.

18Indemnity
Perspecta shall, consistent with applicable law, indemnify members of the Administrator from any liability, loss or other financial consequence with respect to any act or omission relating to his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he or she acted fraudulently or in bad faith in the performance of such duties.

19Notices
All Payroll Deduction Authorizations and other communications from a Participant to the Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such authorizations and communications.
20Employment
No offer under the Plan shall constitute an offer of employment, and no acceptance of an offer under the Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Perspecta or any subsidiary of Perspecta, including a Designated Subsidiary.
21Payment of Expenses Related to Plan
The cost, if any, for the delivery of shares of Stock to a Participant or commissions upon the sale of Stock shall be paid by the Participant using such service. Other expenses associated with the Plan, if any, at the discretion of the Administrator, will be allocated as deemed appropriate by the Administrator.

22Optionees Not Stockholders
Neither the granting of an Option to an employee, nor the deductions from his or her pay shall cause such employee to be a shareholder of the Stock covered by an Option until such shares of Stock have been purchased by and issued to him or her.

23Taxes
As a condition of participating in the Plan, a Participant shall make such arrangements as Perspecta or the Participating Employer may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax withholding, and any other required deductions or payments that may arise in connection with the grant or exercise of an Option under the Plan or the sale or disposition of any shares of Stock acquired upon exercise thereof. Perspecta shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

24Compliance with Applicable Law
No Options may be exercised to any extent unless the shares of Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan.

25Headings, References and Construction
The headings to sections in the Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (section) in the Plan shall be to sections (section) of the Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Nevada.